Exhibit 99.1

KINDER MORGAN EXPECTS EL PASO

ACQUISITION TO CLOSE IN MAY

Regulatory Steps to Close Acquisition Near Completion

HOUSTON, March 15, 2012 – Kinder Morgan, Inc. (NYSE: KMI) today announced it has reached a verbal tentative agreement with Federal Trade Commission (FTC) staff to divest certain Kinder Morgan Energy Partners, L.P. (NYSE: KMP) assets in order to receive regulatory approval for its proposed acquisition of El Paso Corporation (NYSE: EP), which was announced in October of 2011. Subject to final FTC management and Commission approval, Kinder Morgan has agreed to sell Kinder Morgan Interstate Gas Transmission, Trailblazer Pipeline Company, its Casper-Douglas natural gas processing and West Frenchie Draw treating facilities in Wyoming, and the company’s 50 percent interest in the Rockies Express Pipeline.

“We would prefer to retain all of these assets, but as we anticipated when the transaction was announced, we must sell certain assets in the Rockies to obtain FTC approval,” Chairman and CEO Richard D. Kinder said. “The amount of divestitures is reasonably consistent with our original financial model. We are very excited about the 43,000 miles of El Paso natural gas pipelines that we will be adding to our Kinder Morgan portfolio. In addition, we anticipate significant interest in the Kinder Morgan assets that will be sold, particularly the Rockies Express Pipeline, which was the largest natural gas pipeline to be built in the United States when it was fully completed in 2009. We are nearing the final stages in the regulatory process, and we look forward to becoming the largest midstream and the fourth largest energy company in North America when the acquisition is completed, which is expected to occur in mid to late May.”

KMI expects to offer (drop down) EP assets to KMP to replace the assets that KMP will divest. KMI expects the divestitures and these dropdowns to occur contemporaneously, but subsequent to the close of the KMI-EP transaction. Now that the required asset divestitures are tentatively known, EP also expects to offer EP assets to El Paso Partners, L.P. (NYSE: EPB). Such a dropdown transaction to EPB could be completed by EP before the close of the KMI-EP transaction.

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KMI – El Paso Update	Page 2

Shareholder Votes

On March 9, El Paso shareholders overwhelmingly approved the KMI-EP merger, with more than 95 percent of the shares that voted cast in favor of the transaction. KMI shareholders approved the transaction on March 2 with all shares that voted cast in favor of the transaction.

Sale of E&P Assets

In late February, EP entered into a definitive agreement to sell its exploration and production business, EP Energy Corporation (EP Energy), for approximately $7.15 billion to affiliates of Apollo Global Management, LLC and Riverstone Holdings, LLC, who are joined by Access Industries, Inc. and other parties. The sale of EP Energy, which is dependent upon completion of the KMI-EP transaction and customary regulatory approvals, is also expected to close about the same time as that transaction. As previously announced, EP’s net operating loss carryforwards will largely offset taxes associated with the sale of the exploration and production assets, and thus almost the entire proceeds from this sale will be used to reduce substantially the debt borrowed by KMI to fund the cash portion of its purchase of El Paso.

Integration and Growth Expectations

KMI and EP integration teams are working together to plan for combining the two companies, subject to limitations imposed by anti-trust regulations. “I’m very pleased with the effort that is taking place among the integration teams of both companies,” Kinder said. “As previously announced, we expect to realize cost savings and other synergies totaling approximately $350 million per year.”

As a result of this transaction and KMI’s normal expected annual growth, KMI still expects its dividend per share to grow at an average annual rate of around 12.5 percent through 2015 from its budgeted 2011 dividend per share of $1.16.

Over the next several years, the average annual growth rate in KMP distributions per unit and KMR dividends per share is expected to be around 7 percent, higher than the prior estimate of 5 percent annually, with the expected increase driven by the dropdowns resulting from this transaction.

Kinder Morgan management expects EPB to grow its distributions per unit at an average annual growth rate of about 9 percent through 2015 as a result of this transaction.

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KMI – El Paso Update	Page 3

About Kinder Morgan, Inc.

Kinder Morgan, Inc. (NYSE: KMI) is a leading pipeline transportation and energy storage company in North America. It owns an interest in or operates more than 38,000 miles of pipelines and 180 terminals. Its pipelines transport natural gas, gasoline, crude oil, CO2 and other products, and its terminals store petroleum products and chemicals and handle such products as ethanol, coal, petroleum coke and steel. KMI owns the general partner interest of Kinder Morgan Energy Partners, L.P. (NYSE: KMP), one of the largest publicly traded pipeline limited partnerships in America, along with limited partner interest in KMP and Kinder Morgan Management, LLC (NYSE: KMR). It also operates and owns a 20 percent interest in Natural Gas Pipeline Company of America. Combined, KMI, KMP and KMR constitute the largest midstream energy entity in the United States with an enterprise value of over $65 billion. For more information please visit www.kindermorgan.com.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

KMI has filed with the SEC a Registration Statement on Form S-4 in connection with the proposed transaction including a definitive Information Statement/Prospectus of KMI and a definitive Proxy Statement of EP. The Registration Statement was declared effective by the SEC on January 30, 2012. KMI and EP mailed the definitive Information Statement/Prospectus of KMI and definitive Proxy Statement of EP on or about January 31, 2012. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY KMI OR EP BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the Registration Statement and the definitive Information Statement/Proxy Statement/Prospectus and other documents filed with the SEC by KMI and EP through the web site maintained by the SEC at www.sec.gov or by phone, e-mail or written request by contacting the investor relations department of KMI or EP at the following:

	Kinder Morgan, Inc.	El Paso Corporation
Address:	500 Dallas Street, Suite 1000	1001 Louisiana Street
	Houston, Texas 77002	Houston, Texas 77002
	Attention: Investor Relations	Attention: Investor Relations
Phone:	(713) 369-9490	(713) 420-5855
Email:	kmp_ir@kindermorgan.com	investorrelations@elpaso.com

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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KMI – El Paso Update	Page 4

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between KMI and EP, the expected timetable for completing the proposed transactions, future financial and operating results, benefits and synergies of the proposed transactions, future opportunities for the combined company, the expected timetable for completing the sale of EP’s exploration and production assets, the possible drop down or divestiture of assets and any other statements about KMI or EP managements’ future expectations, beliefs, goals, plans or prospects, including those related to KMP or EPB, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to consummate the proposed transactions; the ability to obtain the requisite regulatory approval and the satisfaction of other conditions to consummation of the transactions; the possibility that financing might not be available on the terms agreed to; the ability to consummate contemplated asset sales; the ability of KMI to successfully integrate EP’s operations and employees; the ability to realize anticipated synergies and cost savings; the potential impact of announcement of the transaction or consummation of the transaction on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue and dividend and distribution growth; national, international, regional and local economic, competitive and regulatory conditions and developments; technological developments; capital and credit markets conditions; inflation rates; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather conditions; environmental conditions; business and regulatory or legal decisions; the pace of deregulation of retail natural gas and electricity and certain agricultural products; the timing and success of business development efforts; terrorism; and the other factors described in KMI’s Annual Report on Form 10-K for the year ended December 31, 2011 and EP’s Annual Report on Form 10-K for the year ended December 31, 2011, both filed with the SEC. KMI and EP disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

CONTACTS
Larry Pierce	Mindy Mills Thornock
Media Relations	Investor Relations
(713) 369-9407	(713) 369-9490
www.kindermorgan.com

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